EXHIBIT 2.1

                             AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED PURCHASE AGREEMENT

	THIS AMENDMENT NO. 1 (this "Amendment") dated April 19, 1999 to the AMENDED AND RESTATED PURCHASE AGREEMENT (the "Purchase Agreement") dated as of December 11, 1998 by and among THE COCA-COLA COMPANY ("KO"), ATLANTIC INDUSTRIES ("AI"), and CADBURY SCHWEPPES PLC ("CS");

                              W I T N E S S E T H:

	WHEREAS, KO, AI and CS are parties to the Purchase Agreement;

        WHEREAS, KO, AI and CS desire to enter into this Amendment in order to amend certain terms and conditions of the Purchase Agreement and to provide for certain other agreements;

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, the parties do hereby agree to amend the Purchase Agreement as follows:

        1. Section 1.01(a) of the Purchase Agreement is hereby amended by (i) adding the phrase "and Belgium" to the end of the definition of "Know-how" on page three (3) of the Purchase Agreement, and (ii) adding the following sentence to the end of the second full paragraph on page three (3) of the Purchase Agreement which begins with the words "Notwithstanding the foregoing,":

                       "In addition, the term 'Excluded Assets' shall
                include (1) all trademarks, trademark registrations and trademark applications in Belgium and all other assets and properties related to the beverages business of CS and its Affiliates in Belgium (the 'Belgium Assets'), and (2) all trademarks, trademark registrations and trademark applications referred to on Schedule 2.13(a)(i) as being registered in 'Benelux' (such trademarks, trademark registrations and trademark applications referred in this clause (2) being referred to as the 'Benelux Trademarks')."

        2. Section 1.02(a) of the Purchase Agreement is hereby amended by replacing the phrase "U.S. $1,720,000,000" with the phrase
"U.S. $1,658,120,000".

        3. Section 4.04 of the Purchase Agreement is hereby amended by adding the following language at the end of Section 4.04:

                       "Subject to paragraph 5 of the Amendment among the
                parties dated April 19, 1999 (the "Amendment"), nothing in this Section 4.04 shall prevent CS from transferring or assigning any interest in any of the Belgium Assets or the Benelux Trademarks."

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	4.	The parties hereby agree as follows:

                       "BELGIUM.  The parties intend to negotiate and
                cooperate in good faith in a timely manner to seek to develop a transaction structure that would enable KO to acquire for fair value tangible and intangible assets relating to the trademarks used in CS's beverages business in Belgium and the entire associated value stream. If such a transaction is developed, the obligations of the parties under Section 5.01 of the Purchase Agreement shall apply to such transaction, including, without limitation, by appealing to the Brussels Court of Appeals in Belgium."

	5.	The parties hereby agree as follows:

                       "BENELUX TRADEMARKS.  At the Threshold Closing, CS
                or the relevant Affiliate of CS and KO or the relevant Affiliate of KO shall enter into an exclusive royalty-free, freely transferable license agreement (the 'Benelux License Agreement'), with a right to sublicense in form and substance reasonably satisfactory to the parties and in substantially the same form as the Excluded Country License Agreement, pursuant to which CS will grant to KO the right to use in perpetuity the Benelux Trademarks with respect to The Netherlands and Luxembourg and any brand, trademark, trade name or similar right connected or associated therewith with respect to The Netherlands and Luxembourg. The Benelux License Agreement shall include, without limitation, terms providing KO or the relevant KO Affiliate with brand extensions and rights to new packaging. If the entering into of the Benelux License Agreement would not be permitted at the Threshold Closing, the Purchase Price will be adjusted by the amount attributable to The Netherlands and Luxembourg as determined in the manner provided by the last two sentences of Section 1.02(c) of the Purchase Agreement. If CS or any of its Affiliates transfers any of the Benelux Trademarks, CS shall cause any such transferee to honor and be bound by the provisions of this paragraph."

	6.	The parties hereby agree as follows:

                       "BELGIUM CONCENTRATE AGREEMENT.  At the Threshold
                Closing, with respect to Belgium, the parties will enter into an agreement for the provision by KO to CS of specific support services in such form as the parties may mutually agree. Such services will include, without limitation, the supply of concentrates, as well as services related to new products and packaging, to the extent necessary to permit CS to continue its operations in Belgium in a manner comparable to currently conducted operations. The supply of concentrates shall be at KO's cost as determined below. CS and KO will negotiate in good faith on an arms-length basis the amounts of payments to be made by CS to KO in return for such services to be provided by KO. For purposes of this paragraph, 'KO's cost' means all

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                direct costs and reasonable overhead and other indirect
                costs associated with the provision of such supplies and services."

        7. Exhibit 5.01 of the Purchase Agreement is hereby amended by deleting the words "Brussels Court of Appeals in Belgium" from such Exhibit.

        8. Schedule 1.01(b) to the Purchase Agreement is hereby restated in the form attached to this Amendment as Exhibit A.

        9. Schedule 1.02(b)-1 to the Purchase Agreement is hereby amended by (i) deleting the word "Belgium" from such Schedule, (ii) deleting all corresponding values in the row of such Schedule in which the word "Belgium" appears, and (iii) reducing the respective amounts in the row entitled "Total Value" by the amounts in each column corresponding to Belgium.

        10.     Schedules 1.02(b)-2, 1.02(b)-3 and 1.02(c)-1 to the
Purchase Agreement are hereby amended by deleting the word "Belgium" from each such Schedule.

        11. Except as set forth in this Amendment, the Purchase Agreement shall remain in full force and effect.

        12. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same Amendment.

        13. Except as otherwise provided in this Amendment, capitalized terms used in this Amendment have the meaning given to such terms in the Purchase Agreement.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf on the date first above written.

                                          THE COCA-COLA COMPANY

                                          By: /s/ James E. Chestnut
                                              ---------------------
                                              Name: James E. Chestnut
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                          ATLANTIC INDUSTRIES

                                          By: /s/ James E. Chestnut
                                              ---------------------
                                              Name: James E. Chestnut
                                              Title: Vice President and
                                                     Chief Financial Officer


                                          CADBURY SCHWEPPES PLC

                                          By: /s/ Hester Blanks
                                              -----------------
                                              Name: Hester Blanks
                                              Title: Legal Director AIMEE

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                         LIST OF EXHIBITS


Exhibit A      Revised Schedule 1.01(b) -- Certain Countries

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The Coca-Cola Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

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